================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                ----------------

                                    FORM 8-K

                                ----------------


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 3, 2000


                             CONEXANT SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


     DELAWARE                        000-24923                  25-1799439
(STATE OR JURISDICTION       (COMMISSION FILE NUMBER)          (IRS EMPLOYER
  OF INCORPORATION)                                          IDENTIFICATION NO.)


                               4311 JAMBOREE ROAD
                             NEWPORT BEACH, CA 92660
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (949) 483-4600


                                       N/A
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

================================================================================

ITEM 5.  OTHER EVENTS

On March 10, 2000, Conexant Systems, Inc. ("Conexant" or the "Company") completed its previously-announced acquisition of Maker Communications, Inc. ("Maker"), a leading provider of programmable, high-performance network processors, software solutions and development tools. Maker will operate as part of Conexant's Network Access Division. Conexant will also use the Maker facilities as the Company's base of operations in the eastern U.S. for its network access business.

Conexant issued 0.66 of a share of its common stock, par value $1.00 per share, in exchange for each share of Maker common stock, par value $0.01 per share. The total value of the consideration for the acquisition of Maker is approximately $979.6 million, based on the closing price of Conexant common stock on December 17, 1999 ($69.625). The transaction will be accounted for as a purchase.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a) Financial Statements of Businesses Acquired

             Financial Statements of Maker Communications, Inc. are included at pages F-1 through F-19 of this report.

         (b) Pro forma financial information

             Unaudited pro forma condensed combined financial information is included at pages F-20 through F-25 of this report.

         (c) Exhibits

             23.1   Consent of Arthur Andersen LLP



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        CONEXANT SYSTEMS, INC.
                                        (Registrant)

Date: April 3, 2000                     By /s/    BALAKRISHNAN S. IYER
                                           -----------------------------------
                                           Balakrishnan S. Iyer
                                           Senior Vice President and
                                           Chief Financial Officer

MAKER COMMUNICATIONS, INC. AND SUBSIDIARY
CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 1998 and 1999
Together with Auditors' Report


INDEX

                                                                        Page
                                                                        ----
Report of Independent Public Accountants.........................       F-2

Consolidated Balance Sheets......................................       F-3

Consolidated Statements of Operations............................       F-4

Consolidated Statements of Stockholders' Equity (Deficit)........       F-5

Consolidated Statements of Cash Flows............................       F-6

Notes to Consolidated Financial Statements.......................       F-7

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Stockholders and Board of Directors of Maker Communications, Inc. and subsidiary:


We have audited the accompanying consolidated balance sheets of Maker Communications, Inc. (a Delaware corporation) and subsidiary as of December 31, 1998 and 1999 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of Maker Communications, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Maker Communications, Inc. and subsidiary as of December 31, 1998 and 1999 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999 in conformity with accounting principles generally accepted in the United States.



ARTHUR ANDERSEN LLP

Boston, Massachusetts
January 18, 2000

MAKER COMMUNICATIONS, INC. AND SUBSIDIARY

Consolidated Balance Sheets
December 31, 1998 and 1999

(In thousands, except share and per share amounts)

ASSETS

                                                                      1998             1999
                                                                    --------         --------
Current Assets:
   Cash and cash equivalents                                        $ 13,615         $ 20,485
   Marketable securities                                                  --           24,640
   Accounts receivable, net of reserve of $90 at
      December 31, 1998 and 1999                                         932            2,359
   Inventory                                                             296              610
   Prepaid expenses and other current assets                             106              883
                                                                    --------         --------
         Total current assets                                         14,949           48,977

Marketable Securities, noncurrent                                         --           12,000

Property and Equipment, net                                              952            1,793

Other Assets                                                              56              123
                                                                    --------         --------
         Total assets                                               $ 15,957         $ 62,893
                                                                    ========         ========

LIABILITIES, REDEEMABLE PREFERRED STOCK AND
STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
   Current portion of note payable to a bank                        $    308         $     --
   Accounts payable                                                      412              733
   Accrued expenses                                                    1,820            2,416
   Deferred revenue                                                      181              324
                                                                    --------         --------
         Total current liabilities                                     2,721            3,473

Note Payable to a Bank, less current portion                             642               --

Convertible Note Payable (Note 6)                                        500               --

Commitments and Contingencies (Note 9)

Redeemable Preferred Stock, at redemption value (Note 7)              23,440               --

Stockholders' Equity (Deficit) (Note 8):
   Preferred stock, $0.01 par value-
     Authorized--0 and 1,000,000 shares at December 31, 1998
       and 1999, respectively
     Issued and outstanding--No shares                                    --               --
   Junior convertible preferred stock, $0.01 par value--
     Authorized--3,154,000 and 0 shares at December 31, 1998
       and 1999, respectively
     Issued and outstanding--3,154,000 and 0 shares at
       December 31, 1998 and 1999, respectively                           32               --
   Common stock, $0.01 par value--
     Authorized--17,174,670 and 100,000,000 shares at
       December 31, 1998 and 1999, respectively
     Issued and outstanding--5,882,490 and 18,888,641 shares
       at December 31, 1998 and 1999, respectively                        59              189
   Additional paid-in capital                                             68           68,540
   Accumulated deficit                                               (11,505)          (9,309)
                                                                    --------         --------
         Total stockholders' equity (deficit)                        (11,346)          59,420
                                                                    --------         --------
         Total liabilities, redeemable preferred stock
           and stockholders' equity (deficit)                       $ 15,957         $ 62,893
                                                                    ========         ========

The accompanying notes are an integral part of these consolidated financial statements.

MAKER COMMUNICATIONS, INC. AND SUBSIDIARY

Consolidated Statements of Operations
For the Years Ended December 31, 1997, 1998 and 1999

(In thousands, except per share amounts)

                                                     1997            1998             1999
                                                   -------         -------         --------
Revenues:
   Product                                         $ 1,231         $ 6,309         $ 13,454
   Software and maintenance                            543           1,385            2,230
                                                   -------         -------         --------
         Total revenues                              1,774           7,694           15,684

Cost of Revenues                                     1,031           3,238            5,099
                                                   -------         -------         --------
         Gross profit                                  743           4,456           10,585

Operating Expenses:
   Research and development                          2,727           4,171            5,936
   Selling and marketing                               883           2,078            2,732
   General and administrative                          751           1,299            1,557
   Litigation                                          462           1,118               --
   Acquisition costs                                    --              --              200
                                                   -------         -------         --------
         Total operating expenses                    4,823           8,666           10,425
                                                   -------         -------         --------
         Income (loss) from operations              (4,080)         (4,210)             160

Interest Income                                        212             538            2,195

Other Expenses, net                                    (33)            (82)             (68)
                                                   -------         -------         --------
         Income (loss) before income taxes          (3,901)         (3,754)           2,287

Provision for Income Taxes                              --              --               91
                                                   -------         -------         --------
         Net income (loss)                         $(3,901)        $(3,754)        $  2,196
                                                   =======         =======         ========

Net Income (Loss) per Share:
   Basic                                           $ (0.72)        $ (0.66)        $   0.16
                                                   =======         =======         ========
   Diluted                                         $ (0.72)        $ (0.66)        $   0.12
                                                   =======         =======         ========

Weighted Average Common Shares Outstanding:
   Basic                                             5,383           5,647           14,039
                                                   =======         =======         ========
   Diluted                                           5,383           5,647           19,083
                                                   =======         =======         ========


The accompanying notes are an integral part of these consolidated financial statements.

MAKER COMMUNICATIONS, INC. AND SUBSIDIARY

Consolidated Statements of Stockholders' Equity (Deficit)
For the Years Ended December 31, 1997, 1998 and 1999

(In thousands, except share and per share amounts)

                                               JUNIOR CONVERTIBLE
                                                PREFERRED STOCK         COMMON STOCK
                                              -------------------- ----------------------                                  TOTAL
                                                            $0.01                  $0.01    ADDITIONAL                 STOCKHOLDERS'
                                                NUMBER       PAR     NUMBER         PAR      PAID-IN     ACCUMULATED      EQUITY
                                              OF SHARES     VALUE   OF SHARES      VALUE     CAPITAL       DEFICIT       (DEFICIT)
                                              ---------     -----  ----------     -------   ----------   -----------   -------------
Balance, December 31, 1996                    3,154,000     $ 32    5,378,174     $    54    $      1     $ (3,758)      $ (3,671)
   Offering costs related to the issuance
     of Class B redeemable convertible
     preferred stock                                 --       --           --          --          --          (62)           (62)
   Conversion of note payable into
     common stock                                    --       --       20,866          --          --           --             --
   Exercise of employee stock options                --       --        3,360          --          --           --             --
   Net loss                                          --       --           --          --          --       (3,901)        (3,901)
                                             ----------     ----   ----------     -------    --------     --------       --------
Balance, December 31, 1997                    3,154,000       32    5,402,400          54           1       (7,721)        (7,634)
   Offering costs related to the issuance
     of Class C redeemable convertible
     preferred stock                                 --       --           --          --          --          (30)           (30)
   Exercise of employee stock options                --       --      480,090           5          67           --             72
   Net loss                                          --       --           --          --          --       (3,754)        (3,754)
                                             ----------     ----   ----------     -------    --------     --------       --------

Balance, December 31,1998                     3,154,000       32    5,882,490          59          68      (11,505)       (11,346)
   Conversion of Class B redeemable
     convertible preferred stock into
     common stock                                    --       --    3,416,575          34      10,215           --         10,249
   Conversion of Class C redeemable
     convertible preferred stock into
     common stock                                    --       --    1,137,858          11       4,995           --          5,006
   Conversion of junior convertible
     preferred stock into common stock       (3,154,000)     (32)   3,154,000          32          --           --             --
   Conversion of convertible note payable
     into common stock                               --       --      125,000           1         499           --            500
   Common stock issued during initial
     public offering and concurrent
     private placement                               --       --    4,352,500          44      51,610           --         51,654
   Exercise of employee stock options                --       --      828,618           8       1,153           --          1,161
   Repurchase and cancellation of
     common stock                                    --       --       (8,400)         --          --           --             --
   Net income                                        --       --           --          --          --        2,196          2,196
                                             ----------     ----   ----------        ----    --------     --------       --------
Balance, December 31, 1999                           --     $ --   18,888,641        $189    $ 68,540     $ (9,309)      $ 59,420
                                             ==========     ====   ==========        ====    ========     ========       ========


The accompanying notes are an integral part of these consolidated financial statements.

MAKER COMMUNICATIONS, INC. AND SUBSIDIARY

Consolidated Statements of Cash Flows
For the Years Ended December 31, 1997, 1998 and 1999

(In thousands)

                                                                      1997         1998        1999
                                                                   --------     --------     --------
Cash Flows from Operating Activities:
   Net income (loss)                                               $ (3,901)    $ (3,754)    $  2,196
   Adjustments to reconcile net income (loss) to net cash
   provided by (used in) operating activities--
     Depreciation and amortization                                      211          410          715
     Issuance of convertible note payable in settlement of
       litigation                                                        --          500           --
     Changes in operating assets and liabilities--
       Accounts receivable                                             (125)        (602)      (1,427)
       Inventory                                                        (96)        (146)        (314)
       Prepaid expenses and other current assets                       (229)         144         (777)
       Accounts payable                                                 119          209          321
       Accrued expenses                                                 445        1,276          596
       Deferred revenue                                                  (4)         127          143
                                                                   --------     --------     --------
         Net cash provided by (used in) operating activities         (3,580)      (1,836)       1,453

Cash Flows from Investing Activities:
   Purchase of marketable securities                                     --           --      (61,327)
   Proceeds from sale or maturity of marketable securities               --           --       24,687
   Purchase of property and equipment                                  (587)        (659)      (1,556)
   Decrease (increase) in other assets                                  (93)          43          (67)
                                                                   --------     --------     --------

         Net cash used in investing activities                         (680)        (616)     (38,263)

Cash Flows from Financing Activities:
   Borrowings under note payable to a bank                              436          689          450
   Payments on note payable to a bank                                    --         (174)      (1,400)
   Net proceeds from initial public offering and concurrent
     private placement of common stock                                   --           --       51,654
   Net proceeds from issuance of Class B redeemable convertible
     preferred stock                                                 10,098           89           --
   Net proceeds from issuance of Class C redeemable convertible
     preferred stock                                                     --        4,526          450
   Proceeds from exercise of stock options                               --           72        1,161
   Redemption of Class A redeemable preferred stock                      --           --       (8,635)
                                                                   --------     --------     --------

         Net cash provided by financing activities                   10,534        5,202       43,680
                                                                   --------     --------     --------

         Net increase in cash and cash equivalents                    6,274        2,750        6,870

Cash and Cash Equivalents, beginning of year                          4,591       10,865       13,615
                                                                   --------     --------     --------

Cash and Cash Equivalents, end of year                             $ 10,865     $ 13,615     $ 20,485
                                                                   ========     ========     ========

Supplemental Disclosure of Cash Flow Information:
   Cash paid during the year for interest                          $    129     $     65     $     42
                                                                   ========     ========     ========
   Cash paid during the year for income taxes                      $     --     $      4     $     72
                                                                   ========     ========     ========

Supplemental Disclosure of Noncash Financing Activities:
   Conversion of note payable into common stock and Class A
     redeemable preferred stock                                    $     34     $     --     $     --
                                                                   ========     ========     ========
   Conversion of note payable into common stock                    $     --     $     --     $    500
                                                                   ========     ========     ========
   Conversion of junior convertible preferred stock into common
     stock                                                         $     --     $     --     $     32
                                                                   ========     ========     ========
   Conversion of Class B redeemable convertible preferred stock
     into common stock                                             $     --     $     --     $ 10,249
                                                                   ========     ========     ========
   Conversion of Class C redeemable convertible preferred stock
     into common stock                                             $     --     $     --     $  5,006
                                                                   ========     ========     ========

The accompanying notes are an integral part of these consolidated financial statements.

MAKER COMMUNICATIONS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements
December 31, 1999

(1)    NATURE OF OPERATIONS

       Maker Communications, Inc. (Maker), a Delaware corporation, was founded in 1994. Maker is a fabless semiconductor company that develops and markets high-performance programmable communications processors, development tools and application software for use in communications systems equipment. Maker sells its products to telecommunications and data networking vendors based primarily in North America.

       In 1998, Maker established a wholly owned subsidiary, Maker Communications Securities Corporation, which is a qualified Massachusetts securities corporation.

       On December 18, 1999, Maker entered into an Agreement and Plan of Merger with Conexant Systems, Inc. (Conexant), whereby Maker will be merged with and into Conexant. Holders of Maker common stock would receive 0.66 of a share of Conexant common stock for each share of Maker common stock. Consummation of the merger is subject to customary conditions to closing, including the approval of the stockholders of Maker and certain regulatory approvals. The merger will be accounted for as a "purchase" transaction for accounting and financial reporting purposes and is intended to qualify as a tax-free reorganization for federal income tax purposes. The merger is expected to close in March 2000.

(2)    SIGNIFICANT ACCOUNTING POLICIES

       The accompanying consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying consolidated financial statements and notes.

       (a)    PRINCIPLES OF CONSOLIDATION

              The accompanying consolidated financial statements include the accounts of Maker and its wholly owned subsidiary. All significant intercompany balances have been eliminated in consolidation.

       (b)    INITIAL PUBLIC OFFERING

              Maker completed its initial public offering (the Offering) of 3,852,500 shares of its common stock in May 1999, including 502,500 shares issued in connection with the exercise of the underwriters' over-allotment option on the Offering date. These shares were offered to the public at $13 per share, which net of Offering expenses and the $0.91 per share underwriting discount, resulted in net proceeds of $45,609,000. In addition. Maker sold 500,000 shares of common stock in a concurrent private placement that was not underwritten at a price of $12.09 per share, resulting in net proceeds of $6,045,000. Concurrent with the Offering, all of the Class A redeemable preferred stock was redeemed, resulting in cash payments totaling $8,635,000, and all Class B convertible preferred stock, Class C convertible preferred stock and junior convertible preferred stock were all converted into an aggregate of 7,708,433 shares of common stock on the date of the Offering. Proceeds from the Offering were used to repay bank debt of $1,243,000 in May 1999.

MAKER COMMUNICATIONS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements
December 31, 1999

       (c)    REVENUE RECOGNITION

              Revenue derived from the sale of processors is recognized upon shipment. Provisions are made at that time for any applicable warranty costs expected to be incurred. Revenue from software license agreements is recognized upon execution of a license agreement and delivery of the software, provided that the fee is fixed or determinable and deemed collectible by management. Revenue from software maintenance agreements is recognized ratably over the term of the maintenance period, which is typically one year. Amounts collected or billed prior to satisfying the above revenue recognition criteria are reflected as deferred revenue. Maker recognizes software revenue in accordance with the provisions of Statement of Position (SOP) No. 97-2, Software Revenue Recognition.

       (d)    NET INCOME (LOSS) PER SHARE

              Basic net income (loss) per share is calculated using the weighted average number of common shares outstanding. Diluted net income
              (loss) per share is computed on the basis of the weighted average number of common shares outstanding and the effect of dilutive securities using the Treasury stock method. The following table sets forth the computation of basic and diluted net income (loss) per share, including a reconciliation of basic and diluted weighted average shares outstanding (in thousands, except per share amounts)

                                                     YEARS ENDED DECEMBER 31,
                                                  -----------------------------
                                                    1997        1998      1999
                                                  -------     -------   -------
                Net income (loss)                 $(3,901)    $(3,754)  $ 2,196
                                                  =======     =======   =======
                Basic weighted average
                   common shares outstanding        5,383       5,647    14,039
                Effect of dilutive securities:
                   Stock options                       --          --     2,265
                   Convertible note                    --          --        40
                   Convertible preferred
                     stock                             --          --     2,739
                                                  -------     -------   -------

                Diluted weighted average
                   common shares outstanding        5,383       5,647    19,083
                                                  =======     =======   =======

                Basic net income (loss) per
                   share                          $ (0.72)    $ (0.66)  $  0.16
                                                  =======     =======   =======

                Diluted net income (loss)
                   per share                      $ (0.72)    $ (0.66)  $  0.12
                                                  =======     =======   =======

              Options to purchase a weighted total of 492,000 and 1,503,000 common shares have been excluded from the computation of diluted weighted average shares outstanding for the years ended December 31, 1997 and 1998, respectively, since their effect is antidilutive, as Maker has recorded a net loss for those periods. For the year ended December 31, 1999, options to purchase a weighted

MAKER COMMUNICATIONS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements
December 31, 1999


              total of 66,000 common shares were excluded from the computation of diluted weighted average shares outstanding because the exercise prices of such options were greater than the average fair market value of Maker's common stock and, therefore, would be antidilutive.

       (e)    COST OF REVENUES

              Cost of revenues includes the cost of purchasing fully assembled, tested and packaged communications processors from Maker's independent foundries, production related expenses, warranty, and quality assurance for those products, as well as costs of personnel associated with supporting Maker's customers. Cost of revenues also includes software costs, consisting of the cost of media on which it is delivered, which amounts are not significant.

       (f)    CASH EQUIVALENTS AND MARKETABLE SECURITIES

              Maker classifies short-term, highly liquid investments with original maturity dates of 90 days or less as cash equivalents and all investments with original maturity dates greater than 90 days as marketable securities. Marketable securities with remaining maturities of less than one year as of the balance sheet date are classified as current.

              At December 31, 1999, all of Maker's cash equivalents and marketable securities were in commercial paper, corporate bonds and government securities and were classified as held-to-maturity. Held-to-maturity securities represent those securities for which Maker has the intent and ability to hold to maturity and are stated at cost, adjusted for amortization of premiums and discounts.

              A summary of held-to-maturity securities at amortized cost, which approximates market value, by balance sheet caption is as follows (in thousands):

                                                               WEIGHTED                    WEIGHTED
                                               DECEMBER 31,    AVERAGE    DECEMBER 31,     AVERAGE
                                                  1998         MATURITY       1999         MATURITY
                                               ------------    --------   ------------     --------
                Cash equivalents                 $9,051           --        $14,452              --
                Marketable securities,
                   current                           --           --         24,640         3 months
                Marketable securities,
                   noncurrent                        --           --         12,000        18 months
                                                 ------                     -------
                Total held-to-maturity
                   securities                    $9,051                     $51,092
                                                 ======                     =======

       (g)    INVENTORY

              Inventory, which consists of finished goods, is stated at the lower of cost (first-in, first-out) or market.

       (h)    PROPERTY AND EQUIPMENT

              Property and equipment are stated at cost, net of accumulated depreciation and

MAKER COMMUNICATIONS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements
December 31, 1999


              amortization. Maker provides for depreciation and amortization using the straight-line method to allocate the cost of property and equipment over their estimated useful lives, as follows:

              ASSET CLASSIFICATION         ESTIMATED USEFUL LIFE
              --------------------         ---------------------
              Computer equipment               3 years
              Computer software                3 years
              Leasehold improvements           Life of lease
              Furniture and fixtures           5 years

              Property and equipment at December 31, 1998 and 1999 consisted of the following (in thousands):

                                                      1998              1999
                                                     ------            ------
                Computer equipment                   $1,236            $2,207
                Computer software                       422               873
                Leasehold improvements                   48               139
                Furniture and fixtures                   53                96
                                                     ------            ------
                                                      1,759             3,315

                Less--Accumulated depreciation
                   and amortization                     807             1,522
                                                     ------            ------
                                                     $  952            $1,793
                                                     ======            ======

       (i)    SOFTWARE DEVELOPMENT COSTS

              In accordance with Statement of Financial Accounting Standards
              (SFAS) No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed, Maker has evaluated the establishment of technological feasibility of its various products during the development phase. Due to the dynamic changes in the market, Maker has concluded that it cannot determine technological feasibility until the development phase of the project is nearly complete. The time period during which costs could be capitalized from the point of reaching technological feasibility until the time of general product release is very short and, consequently, the amounts that could be capitalized are not material to Maker's financial position or results of operations. Therefore, Maker charges all research and development expenses to operations in the period incurred.

       (j)    INCOME TAXES

              Maker accounts for income taxes in accordance with the provisions of SFAS No. 109, Accounting for Income Taxes. This statement requires Maker to recognize a current tax asset or liability for current taxes payable or refundable and to record a deferred tax asset or liability for the estimated future tax effects of temporary differences and carryforwards to the extent that they are realizable. A deferred tax provision or benefit results from the net change in deferred tax assets and liabilities during the year. A deferred tax valuation allowance is required if it is more likely than not that all or a portion of the recorded deferred tax assets will not be realized.

MAKER COMMUNICATIONS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements
December 31, 1999

       (k)    USE OF ESTIMATES

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and use assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       (l)    CONCENTRATION OF CREDIT RISK

              Maker has no significant off-balance-sheet concentrations of credit risk, such as foreign exchange contracts, option contracts or other foreign hedging arrangements. Financial instruments that potentially subject Maker to concentrations of credit risk are principally cash equivalents, marketable securities, accounts receivable, accounts payable, notes payable and redeemable preferred stock. Concentration of credit risk with respect to accounts receivable is limited to certain customers to whom Maker makes substantial sales. Maker performs periodic credit evaluations of its customers and generally does not require collateral. At December 31, 1998 and 1999, Maker had $90,000 in allowances for estimated losses.

              The following table summarizes the number of customers that individually comprise greater than 10% of the total accounts receivable and their aggregate percentage of Maker's total accounts receivable.

                                                           PERCENT OF
                                          NUMBER OF      TOTAL ACCOUNTS
                                          CUSTOMERS        RECEIVABLE
                                          ---------      --------------
               December 31, 1998              3               58%
               December 31, 1999              4               52%

       (m)    FAIR VALUE OF FINANCIAL INSTRUMENTS

              Financial instruments consist principally of cash and cash equivalents, marketable securities, accounts receivable, accounts payable, notes payable and redeemable preferred stock. The estimated fair value of these instruments approximates their carrying value.

       (o)    STOCK-BASED COMPENSATION

              SFAS No. 123, Accounting for Stock-Based Compensation, requires the measurement of the fair value of stock options or warrants to be included in the consolidated statement of operations or disclosed in the notes to consolidated financial statements. Maker has determined that it will account for stock-based compensation for employees under the intrinsic-value-based method of Accounting Principles Board Opinion (APB) No. 25, Accounting for Stock Issued to Employees, and elect the disclosure-only alternative under SFAS No. 123.

MAKER COMMUNICATIONS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements
December 31, 1999

       (p)    COMPREHENSIVE INCOME

              In June 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 130, Reporting Comprehensive Income. Maker does not have any components of comprehensive income besides its reported net income (loss).

(3)    ACCRUED EXPENSES

       Accrued expenses at December 31, 1998 and 1999 consisted of the following (in thousands):

                                                       DECEMBER 31,
                                                 ------------------------
                                                  1998              1999
                                                 ------            ------
         Payroll and related costs               $  520            $  937
         Professional fees                          156               345
         Production costs                           231               128
         Other                                      913             1,006
                                                 ------            ------
                                                 $1,820            $2,416
                                                 ======            ======

(4)    INCOME TAXES

       As of December 31, 1999, Maker has net operating loss carryforwards of approximately $5,947,000 available to reduce future federal and state income taxes, if any. Maker also has available federal tax credits of approximately $492,000 expiring through 2011. If not utilized, these carryforwards expire at various dates through 2019. If substantial changes in Maker's ownership should occur, as defined by Section 382 of the Internal Revenue Code (the Code), there could be annual limitations on the amount of carryforwards that can be realized in future periods. Maker has completed several financings since its inception and has incurred an ownership change as defined under the Code. Maker does not believe that this change in ownership will have a material impact on its ability to utilize its net operating loss and tax credit carryforwards.

       Net deferred tax assets consist of the following (in thousands):

                                                         DECEMBER 31,
                                                   -----------------------
                                                    1998             1999
                                                   ------           ------
         Net operating loss carryforwards          $3,507           $2,395
         Nondeductible expenses and reserves          550              743
                                                   ------           ------
                                                    4,057            3,138

         Less--Valuation allowance                  4,057            3,138
                                                   ------           ------

                                                   $   --           $   --
                                                   ======           ======

       Due to the uncertainty surrounding Maker's ability to utilize its net operating loss carryforwards, Maker has provided a full valuation allowance against its otherwise recognizable deferred tax asset at December 31, 1998 and 1999. For the year ended December 31, 1999, Maker recorded a provision for income taxes currently payable in the amount of $91,000 for minimum federal and state tax liabilities.

MAKER COMMUNICATIONS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements
December 31, 1999

(5)    NOTES PAYABLE TO A BANK

       (a)    WORKING CAPITAL LINE OF CREDIT

              Maker has a working capital line of credit with a bank, whereby it can borrow up to $2,500,000. Borrowings bear interest at the bank's prime rate (8.5% at December 31, 1999) plus 0.25%. The line of credit is collateralized by substantially all assets of Maker. The line of credit expires in February 2000. Maker had no borrowings under the working capital line of credit as of December 31, 1998 and 1999.

       (b)    CAPITAL EXPENDITURE LINE OF CREDIT

              Maker had borrowings under a modified equipment line-of-credit facility with the same bank. Borrowings were payable over a 30- to 39-month period and bore interest at the bank's prime rate (8.5% at December 31, 1999) plus 0.25% to prime plus 1.0%. In 1999, Maker borrowed an additional $450,000 under its existing equipment line-of-credit facility. On February 3, 1999, Maker entered into a loan modification agreement with the bank that provided Maker with an additional $1,000,000 of borrowing availability under its capital expenditure line of credit. As of December 31, 1999, Maker had $1,000,000 available under the modified equipment line of credit. All borrowings under the equipment line of credit were collateralized by substantially all assets of Maker. Under these agreements, Maker is required to comply with certain restrictive covenants. As of December 31, 1998 and 1999, Maker was in compliance with all such covenants. In connection with Maker's initial public offering in May 1999, all outstanding amounts under its capital expenditure line of credit were repaid and Maker had no borrowings under this line as of December 31, 1999.

(6)    CONVERTIBLE NOTE PAYABLE

       In July 1998, Maker issued a $500,000 convertible note payable to LSI Logic Corporation (LSI), which accrued interest at an annual rate of 6.5%. All principal and interest was due on June 30, 2001. Upon the occurrence of certain events, LSI had the ability to convert the principal of the note into fully paid and nonassessable shares of common stock of Maker at the lesser of $4.00 per share, subject to certain dilutive events, as defined, or the subsequent sale price per share of common stock issued by Maker in which the aggregate gross proceeds received by Maker is at least $1,000,000. In April 1999, LSI notified Maker of its intention to convert the note to 125,000 shares of Maker's common stock, which occurred prior to the closing of Maker's initial public offering.

(7)    REDEEMABLE PREFERRED STOCK

       (a)    CLASS A REDEEMABLE PREFERRED STOCK

              In September 1996, Maker authorized the issuance of up to 5,380,000 shares of Class A redeemable preferred stock, $0.01 par value and issued 5,359,134 shares at $1.605 per share resulting in net proceeds of approximately $8,537,000. In October 1997, Maker issued an additional 20,866 shares of Class A redeemable preferred stock at $1.605 per share in exchange for the

MAKER COMMUNICATIONS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements
December 31, 1999

              conversion of a note payable to a stockholder in the amount of approximately $34,000. These shares were nonvoting, nonconvertible and had dividend rights superior to junior convertible preferred stock, Class B redeemable convertible preferred stock, Class C redeemable convertible preferred stock and common stock. The Class A redeemable preferred stock had a liquidation preference of $1.605 per share plus all declared but unpaid dividends. In May 1999, in connection with Maker's initial public offering, the Class A redeemable preferred stock was redeemed for approximately $8,635,000.

       (b)    CLASS B REDEEMABLE CONVERTIBLE PREFERRED STOCK

              In October 1997, Maker authorized the issuance of up to 3,416,670 shares of Class B redeemable convertible preferred stock, $0.01 par value, and issued 3,386,675 shares at $3.00 per share, resulting in net proceeds of approximately $10,098,000. In July 1998, Maker issued an additional 29,000 shares, resulting in net proceeds of approximately $89,000. These shares were convertible into common stock at the rate of one share of common stock for each share of preferred stock, adjustable for certain dilutive events. These shares had dividend rights superior to junior convertible preferred stock and common stock and similar to the Class C redeemable convertible preferred stock. The Class B redeemable convertible preferred stock had a liquidation preference of $3.00 per share plus all declared but unpaid dividends. Conversion was automatic upon the closing of Maker's initial public offering of common stock, which occurred in May 1999. All outstanding shares of Class B redeemable convertible preferred stock were converted into 3,416,575 shares of common stock.

       (c)    CLASS C REDEEMABLE CONVERTIBLE PREFERRED STOCK

              In December 1998, Maker authorized the issuance of up to 1,138,000 shares of Class C redeemable convertible preferred stock and issued 1,035,586 shares at $4.40 per share resulting in net proceeds of approximately $4,526,000. In January 1999, Maker sold an additional 102,272 shares of Class C redeemable convertible preferred stock at $4.40 per share, resulting in net proceeds to Maker of approximately $450,000. These shares were convertible into common stock at the rate of one share of common stock for each share of preferred stock, adjustable for certain dilutive events. These shares had dividend rights superior to junior convertible preferred stock and common stock and similar to Class B redeemable convertible preferred stock. The Class C redeemable convertible preferred stock had a liquidation preference of $4.40 per share plus all declared but unpaid dividends. Conversion was automatic upon the closing of Maker's initial public offering of common stock in May 1999. All outstanding shares of Class C redeemable convertible preferred stock were converted into 1,137,858 shares of common stock.

(8)    STOCKHOLDERS' EQUITY (DEFICIT)

       (a)    JUNIOR CONVERTIBLE PREFERRED STOCK

              The junior convertible preferred stock was subordinate to Class A redeemable preferred stock and Class B convertible preferred stock and Class C convertible preferred stock and superior to common stock with regard to liquidation. Junior

MAKER COMMUNICATIONS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements
December 31, 1999

              convertible preferred stock was optionally redeemable by Maker at a price of $0.005 per share subsequent to the redemption of the Class A redeemable preferred stock. Each share of junior convertible preferred stock could, at the option of the holder, be converted to one share of common stock, as adjusted for certain events. Voting rights were provided to junior convertible preferred stock in proportion to the number of shares of common stock that would be received upon conversion.

              Conversion occurred automatically upon the completion of Maker's initial public offering. All outstanding shares of junior convertible preferred stock were converted into 3,154,000 shares of common stock.

       (b)    STOCK PLANS

                 1996 OPTION PLAN

                 During 1996, the board of directors approved the 1996 Stock Option Plan (the 1996 Plan). The board of directors has reserved 3,876,000 shares of common stock for issuance under the 1996 Plan. Options issued under the 1996 Plan may be either incentive stock options or nonqualified stock options at the discretion of the board of directors. Options may be granted to key employees, officers, consultants and advisers of Maker. Options expire up to 10 years from the date of grant or as determined by the board of directors. Options vest over a term to be established by the board of directors at the date of grant. Under the 1996 Plan, at the option of the board of directors, certain option grants may be immediately exercisable but are subject to a right to repurchase at cost at the option of the board of directors, pursuant to the vesting schedule of such grant. In addition, upon a change in control of Maker, as defined, the exercisability of options due to vest during the following 12-month period are automatically accelerated. Upon the effectiveness of Maker's 1999 Incentive Stock Plan, no further options were granted under the 1996 Plan.

                 1999 INCENTIVE STOCK PLAN

                 In April 1999, the board of directors approved the 1999 Incentive Stock Plan (1999 Plan) permitting the grant of stock options, which may be either incentive stock or nonqualified options and stock awards. This plan became effective upon the closing of Maker's initial public offering in May 1999. The maximum number of shares of Maker's common stock available for stock options and stock awards granted under the 1999 Plan is 2,600,000 plus annual cumulative increases on each January 1, beginning in 2000 equal to (a) 5% of Maker's issued and outstanding common stock calculated on a fully diluted basis or
                 (b) a lesser amount, as determined by the board of directors.

                 Options designated as incentive stock options may be granted only to employees of Maker. Non-qualified options may be granted to any officer, employee, consultant or director of Maker. No option designated as an incentive stock option shall be granted to any employee of Maker or any subsidiary if such employee owns, immediately prior to the grant of an option, stock representing more than 10% of the combined voting power of all

MAKER COMMUNICATIONS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements
December 31, 1999

                 classes of stock of Maker, unless the purchase price for the stock under such option is at least 110% of its fair market value at the time the option is granted and the option, by its terms, is not exercisable more than five years from the date it is granted.

                 The maximum number of shares of Maker's common stock with respect to which an option or options may be granted to any employee in any calendar year shall not exceed 500,000 shares, taking into account shares subject to options granted and terminated, or repriced, during such calendar year. Options granted under the 1999 Incentive Plan will vest as determined by the board of directors. Upon a change in control of Maker, the exercisability of options due to vest during the 12-month period following the change in control are automatically accelerated.

                 1999 NON-EMPLOYEE DIRECTOR PLAN

                 In January 1999, the board of directors adopted a Director Option Plan (Director Plan) pursuant to which 125,000 shares of common stock have been reserved for future issuance, plus annual increases such that the total number of shares subject to issuance shall be (i) 125,000 on January 1 of each year or
                 (ii) a lesser amount determined by the board of directors. The Director Plan provides that each nonemployee director will automatically be granted an option to purchase 20,000 shares on the date which such person first becomes a nonemployee director. In addition, each nonemployee director will automatically be granted an option to purchase 15,000 shares on the date two days after Maker announces its fiscal year-end earnings of each year, if on such date that director will have served on the board of directors for at least the preceding six months. Each option has a term of up to 10 years and vests over a term determined by the board of directors at the time of grant. In addition, upon a change in control of Maker, as defined, all unvested options shall vest immediately.

                 1999 EMPLOYEE STOCK PURCHASE PLAN

                 In April 1999, the board of directors approved the Maker 1999 Employee Stock Purchase Plan (the Stock Purchase Plan). This plan became effective upon the closing of Maker's initial public offering. The Stock Purchase Plan is intended to provide a means whereby eligible employees may purchase, on a quarterly basis, common stock of Maker through payroll deductions. Such payroll deductions cannot amount to less than 1% nor more than 10% of the participant's regular compensation and cannot exceed $25,000 or 3,000 shares per year. The purchase price of shares of Maker common stock under the Stock Purchase Plan is the lower of 85% of the fair market value of a share of common stock for the first business day of the relevant purchase period or 85% of such value for the relevant exercise date. 400,000 shares of Maker common stock have been reserved for issuance under the Stock Purchase Plan. During 1999, no shares were issued under Maker's Stock Purchase Plan. Maker will account for the Stock Purchase Plan in accordance with APB No. 25 and, accordingly, no compensation cost will be recognized under the Stock Purchase Plan. Maker will elect the "disclosure only" alternative under SFAS No. 123.

MAKER COMMUNICATIONS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements
December 31, 1999


         The following table summarizes option activity under the stock plans:

                                                                  WEIGHTED
                                                                  AVERAGE
                                    NUMBER OF       EXERCISE      EXERCISE
                                     SHARES          PRICE         PRICE
                                    ---------      ----------     ---------
Outstanding, December 31, 1996        812,950      $.05-$.16        $  .08
   Granted                          1,163,100       .16- .30           .17
   Exercised                           (3,360)           .05           .05
   Canceled                           (44,620)      .05- .16           .09
                                   ----------      ---------        ------

Outstanding, December 31, 1997      1,928,070       .05- .30           .13
   Granted                          1,782,250       .30-3.75          2.03
   Exercised                         (480,090)      .05-1.00           .15
   Canceled                          (611,980)      .05- .30           .16
                                   ----------      ---------        ------

Outstanding, December 31, 1998      2,618,250       .05- 3.75         1.42
   Granted                          1,060,250      4.40-29.25        16.82
   Exercised                         (828,618)      .05- 8.50         1.40
   Canceled                          (188,700)      .16- 3.75         1.31
                                   ----------      ----------       ------

Outstanding, December 31, 1999      2,661,182      $.05-$29.25      $ 7.57
                                   ==========      ============     ======

Exercisable, December 31, 1999        379,255      $.05-$8.50       $ 1.33
                                   ==========      ============     ======

Exercisable, December 31, 1998        263,530      $.05-$3.75       $ 0.16
                                   ==========      ============     ======

Exercisable, December 31, 1997        264,530      $.05-$.16        $  .07
                                   ==========      ============     ======

         The following table summarizes information relating to currently outstanding and exercisable options as of December 31, 1999.


                                     OUTSTANDING                        EXERCISABLE
                       -------------------------------------     ------------------------
                                       WEIGHTED
                                       AVERAGE      WEIGHTED                     WEIGHTED
                                      REMAINING     AVERAGE                      AVERAGE
    RANGE OF          NUMBER OF      CONTRACTUAL    EXERCISE     NUMBER OF       EXERCISE
EXERCISE PRICES        SHARES        LIFE (YEARS)     PRICE       SHARES          PRICE
---------------      -----------     ------------   --------     ---------       --------
$        0.05          223,240           6.79        $ 0.05       117,360          $0.05
         0.16          133,092           7.30          0.16        43,592           0.16
         0.30          347,925           8.20          0.30        73,765           0.30
         0.75          235,000           8.47          0.75        60,000           0.75
    2.00-2.75          471,300           8.71          2.73        11,800           2.51
    3.75-4.40          305,750           8.94          3.95        52,550           4.24
    8.50-9.50          243,625           5.59          8.95        20,188           8.50
  13.00-18.31           55,000           5.56         15.41            --             --
  19.72-29.25          646,250           6.27         22.12            --             --
                     ---------                                    -------
                     2,661,182                                    379,255
                     =========                                    =======

              For purposes of the pro forma disclosures required by SFAS No. 123, the fair value of each option grant under Maker's stock option plans and the fair value of employee purchase rights under Maker's Stock Purchase Plan were estimated on the date of grant using the Black-Scholes option pricing model. The assumptions used and the weighted average information for the years ended December 31, 1997, 1998 and 1999 are as follows:

MAKER COMMUNICATIONS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements
December 31, 1999


                                                                                     STOCK
                                                STOCK OPTION PLANS                  PURCHASE
                                   -----------------------------------------          PLAN
                                       1997            1998           1999            1999
                                   -----------     -----------    -----------      ----------
Risk-free interest rates            5.89-6.46%      4.47-5.49%     4.90-6.04%           6.02%
Expected dividend yield                    --              --             --              --
Expected life                         4 years         4 years        4 years       .25 years
Expected volatility                        60%             60%            60%             60%
Weighted average fair value of
   options granted                       $.09           $1.02          $8.71           $6.05
Weighted-average remaining
   contractual life of options
   outstanding                     9.27 years      9.13 years     7.47 years              --

              Had compensation expense from Maker's stock option plans and Stock Purchase Plan been determined consistent with SFAS No. 123, net income (loss) and net income (loss) per share would have been approximately as follows:

                                                             DECEMBER 31,
                                           ---------------------------------------------
                                             1997              1998               1999
                                           -------           -------             ------
                                                (in thousands, except per share data)
Net income (loss):
   As reported                             $(3,901)          $(3,754)            $2,196
   Pro forma                                (3,929)           (3,967)               672

Net income (loss) per share:
   Basic-
     As reported                            $(0.72)           $(0.66)             $0.16
     Pro forma                               (0.73)            (0.70)              0.05
   Diluted-
     As reported                            $(0.72)           $(0.66)             $0.12
     Pro forma                               (0.73)            (0.70)              0.04

(9)    COMMITMENTS AND CONTINGENCIES

       (a)    LITIGATION

              In February 1997, LSI filed a lawsuit against Maker. During July 1998, Maker and LSI reached a settlement agreement under which Maker paid LSI a lump sum of $200,000 and issued a $500,000 convertible note, as discussed in Note 6. Maker has included in a separate line item in its consolidated statement of operations the legal and settlement costs associated which the LSI litigation. Maker is not currently involved in any litigation that, in management's opinion, would have a material adverse effect on its business, operating results or financial condition.

       (b)    LEASES

              Maker has operating leases for various facilities and equipment expiring at various dates through February 2005. In November 1999, Maker entered into a new facilities lease, whereby it issued to the lessor a letter of credit in the

MAKER COMMUNICATIONS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements
December 31, 1999

              amount of $267,000 as a security deposit. Future minimum lease payments under the operating leases at December 31, 1999 are as follows (in thousands):

                2000                               $  871
                2001                                  856
                2002                                  870
                2003                                  888
                2004                                  888
                2005                                  148
                                                   ------
                                                   $4,521
                                                   ======

              Rent expense under operating leases totaled approximately $200,000, $278,000, and $381,000 for the years ended December 31,
              1997, 1998 and 1999, respectively.

(10)   EMPLOYEE BENEFIT PLAN

       Maker has a 401(k) savings and profit-sharing plan (the Plan). All employees are immediately eligible to participate upon the attainment of age 21. The Plan is intended to qualify as a defined contribution plan in accordance with Section 401(k) of the Internal Revenue Code. Participants may defer up to 15% of their compensation under the Plan. Maker may make discretionary profit-sharing contributions to the Plan. Participants vest in Maker's contributions ratably over five years. No discretionary contributions were made in 1997, 1998 or 1999.

(11)   SEGMENT, SIGNIFICANT CUSTOMER AND SUPPLIER INFORMATION

       Maker operates in one industry segment, communications processors, and derives substantially all of its revenues from U.S. customers. Maker had a total of three customers whose revenue represented a significant percentage of total revenue in certain or all years, as follows:

                                     FOR THE YEARS ENDED DECEMBER 31,
                                  --------------------------------------
                                  1997            1998              1999
                                  ----            ----              ----
         Customer A                32%             29%               30%
         Customer B                23              16                14
         Customer C                --              13                --
         Customer D                --              --                10

       Maker currently outsources substantially all manufacturing, assembly and test of communications processors to one outside foundry.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

         The following Unaudited Pro Forma Condensed Combined Financial Information for Conexant gives effect to the merger with Maker. The historical financial information set forth below has been derived from, and is qualified by reference to, the consolidated financial statements of Conexant included in Conexant's Annual Report on Form 10-K for the year ended September 30, 1999 and Conexant's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1999, and the consolidated financial statements of Maker included herein, and should be read in conjunction with those financial statements and the notes thereto. The Unaudited Pro Forma Condensed Combined Statements of Operations for the fiscal year ended September 30, 1999 and for the three months ended December 31, 1999 give effect to the merger as if it had occurred on October 1, 1998. The Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 1999 gives effect to the merger as if it had occurred on December 31, 1999.

         The merger will be accounted for under the purchase method of accounting. Under the terms of the merger, each share of Maker was exchanged for
0.66 shares of Conexant common stock. Accordingly, the value of the Conexant shares issued as consideration for the acquisition will be allocated to the assets acquired and the liabilities assumed based on their estimated fair values. The excess of the value of such consideration over the estimated fair value of such assets and liabilities has been preliminarily allocated to certain identifiable intangible assets, in process research and development, and goodwill. Based upon the market price of Conexant's common stock on December 17, 1999, the total value of the merger consideration is approximately $979.6 million. The purchase price allocation, including the amount of the charge for purchased in-process research and development, is preliminary and will be adjusted upon completion of the final valuation of the assets and liabilities acquired. The Unaudited Pro Forma Condensed Combined Financial Statements do not give effect to any synergies which may be realized as a result of the merger. Additionally, except as indicated in the notes hereto, the Unaudited Pro Forma Condensed Combined Statements of Operations do not reflect any nonrecurring charges that may be incurred as a result of the merger with Maker.

         The Unaudited Pro Forma Condensed Combined Financial Statements are provided for informational purposes only and do not purport to present the combined financial position or results of operations of Conexant and Maker had the merger assumed therein occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be expected in the future.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                             AS OF DECEMBER 31, 1999
                                 (IN THOUSANDS)

                                              HISTORICAL    HISTORICAL    PRO FORMA
                                             CONEXANT(1)    MAKER(1)    ADJUSTMENTS    PRO FORMA
                                             -----------   ----------   -----------    ----------
ASSETS
  Current assets:
     Cash and cash equivalents.............  $  277,516     $20,485      $(11,600)(2)  $  286,401
     Marketable securities.................          --      24,640            --          24,640
     Receivables, net......................     286,508       2,359            --         288,867
     Inventories, net......................     222,712         610            --         223,322
     Deferred income taxes.................      81,860          --            --          81,860
     Other current assets..................      63,866         883            --          64,749
                                             ----------     -------      --------      ----------
          Total current assets.............     932,462      48,977       (11,600)        969,839

  Marketable securities, noncurrent........          --      12,000       (12,000)(3)          --
  Property, plant and equipment, net.......     759,166       1,793            --         760,959
  Intangible assets, net...................      51,437          --       879,192 (2)     930,629
  Other assets.............................     244,479         123        12,000 (3)     258,873
                                                                            2,271 (4)
                                             ----------     -------      --------      ----------
          Total assets.....................  $1,987,544     $62,893      $869,863      $2,920,300
                                             ==========     =======      ========      ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
  Current liabilities:
     Accounts payable......................  $  224,509     $   733      $     --      $  225,242
     Deferred revenue......................      29,170         324            --          29,494
     Accrued compensation and benefits.....      70,808         937            --          71,745
     Other current liabilities.............      30,176       1,479            --          31,655
                                             ----------     -------      --------      ----------
          Total current liabilities........     354,663       3,473            --         358,136

  Convertible subordinated notes...........     350,000          --            --         350,000
  Other long-term liabilities..............      99,371          --        68,192 (4)     167,563
                                             ----------     -------      --------      ----------
          Total liabilities................     804,034       3,473        68,192         875,699

  Commitments and contingencies............          --          --            --              --

  Shareholders' equity:
     Preferred and junior preferred stock..          --          --            --              --
     Common stock..........................     198,128         189          (189)(5)     210,779
                                                                           12,651 (5)
     Additional paid-in-capital............     836,820      68,540       (68,540)(5)   1,803,760
                                                                          966,940 (5)
     Retained earnings (deficit)...........     121,883      (9,309)        9,309 (5)       3,383
                                                                         (118,500)(2)
     Accumulated other comprehensive income      29,468          --            --          29,468
     Treasury stock, at cost...............        (528)         --            --           (528)
     Unearned compensation.................      (2,261)         --            --         (2,261)
                                             ----------     -------      --------      ----------
          Total shareholders' equity.......   1,183,510      59,420       801,671       2,044,601
                                             ----------     -------      --------      ----------
          Total liabilities and
            shareholders' equity...........  $1,987,544     $62,893      $869,863      $2,920,300
                                             ==========     =======      ========      ==========


                  See accompanying notes to Unaudited Pro Forma
                   Condensed Combined Financial Information.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED SEPTEMBER 30, 1999
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                      HISTORICAL    HISTORICAL    PRO FORMA
                                      CONEXANT(1)    MAKER(1)    ADJUSTMENTS        PRO FORMA
                                      -----------   ----------   -----------        ----------
Net revenues........................  $1,444,114     $15,684      $      --         $1,459,798
Cost of goods sold..................     863,252       5,099             --            868,351
                                      ----------     -------      ---------         ----------
Gross margin........................     580,862      10,585             --            591,447

Operating expenses:
Research and development............     310,042       5,936             --            315,978
Selling, general and
  administrative....................     227,729       4,489          1,870 (6)        234,088
Amortization of intangibles.........       8,364          --        175,838 (2)(7)     184,202
Special charges -- Rockwell retained
  assets............................      20,000          --             --             20,000
Special charges -- Other............      17,906          --             --             17,906
                                      ----------     -------      ---------         ----------
          Total operating
            expenses................     584,041      10,425        177,708            772,174
                                      ----------     -------      ---------         ----------
Operating income (loss).............      (3,179)        160       (177,708)          (180,727)
Other income, net...................       5,935       2,127             --              8,062
                                      ----------     -------      ---------         ----------
Income (loss) before (benefit)
  provision for Income taxes........       2,756       2,287       (177,708)          (172,665)
(Benefit) provision for income
  taxes.............................     (10,173)         91           (714)(8)        (10,796)
                                      ----------     -------      ---------         ----------
Net income (loss)...................  $   12,929     $ 2,196      $(176,994)        $ (161,869)
                                      ==========     =======      =========         ==========

Net income (loss) per share(9):
  Basic.............................  $     0.07     $  0.16                        $    (0.79)(10)
  Diluted...........................  $     0.06     $  0.12                        $    (0.79)(10)

Number of shares used in per share
  computation(9):
  Basic.............................     192,551      14,039                           205,202 (10)
  Diluted...........................     203,484      19,083                           205,202 (10)

                  See accompanying notes to Unaudited Pro Forma
                   Condensed Combined Financial Information.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      THREE MONTHS ENDED DECEMBER 31, 1999
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                      HISTORICAL    HISTORICAL    PRO FORMA
                                      CONEXANT(1)    MAKER(1)    ADJUSTMENTS      PRO FORMA
                                      -----------   ----------   -----------      ---------
Net revenues........................  $509,963        $4,871      $     --        $514,834
Cost of goods sold..................   277,446         1,567            --         279,013
                                      --------        ------      --------        --------
Gross margin........................   232,517         3,304            --         235,821

Operating expenses:
Research and development............    88,477         1,716            --          90,193
Selling, general and
  administrative....................    68,168         1,470            --          69,638
Amortization of intangibles.........     2,405            --        43,960(2)(7)    46,365
                                      --------        ------      --------        --------
          Total operating
            expenses................   159,050         3,186        43,960         206,196
                                      --------        ------      --------        --------
Operating income....................    73,467           118       (43,960)         29,625
Other income, net...................       578           805            --           1,383
                                      --------        ------      --------        --------
Income before provision for income
  taxes.............................    74,045           923       (43,960)         31,008
Provision for income taxes..........    22,214            45            --          22,259
                                      --------        ------      --------        --------
Net income .........................  $ 51,831        $  878      $(43,960)       $  8,749
                                      ========        ======      ========        ========

Net income per share:
  Basic.............................  $   0.26        $ 0.05                      $   0.04(10)
  Diluted...........................  $   0.24        $ 0.04                      $   0.04(10)

Number of shares used in per share
  computation:
  Basic.............................   196,715        18,565                       209,366(10)
  Diluted...........................   228,974        20,749                       241,625(10)


                 See accompanying notes to Unaudited Pro Forma
                   Condensed Combined Financial Information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Pro forma adjustments for the unaudited pro forma condensed combined balance sheet as of December 31, 1999 and the unaudited pro forma condensed combined statements of operations for the year ended September 30, 1999 and for the three months ended December 31, 1999 are as follows:

(1) Conexant reports its financial information on the basis of a September 30 fiscal year. Maker currently reports its financial information on the basis of a December 31 fiscal year. The Unaudited Pro Forma Condensed Combined Statement of Operations for the fiscal year ended September 30, 1999 includes Conexant's historical results of operations for the fiscal year ended September 30, 1999 and Maker's historical results of operations for the year ended December 31, 1999. The Unaudited Pro Forma Condensed Combined Statement of Operations for the three months ended December 31, 1999 includes Conexant's and Maker's historical results of operations for the three months ended December 31, 1999. The Unaudited Pro Forma Condensed Combined Balance Sheet combines the historical balance sheets of Conexant and Maker as of December 31, 1999.

(2) Reflects the preliminary allocation of the purchase price based upon an estimated total value of the merger consideration of $979.6 million. The total value of the consideration is based upon the closing market price of Conexant common stock on December 17, 1999 of $69.625. In addition, the total cost of the merger includes estimated transaction costs of approximately $11.6 million. The preliminary allocation includes purchased in-process research and development of $118.5 million, identifiable intangible assets of $178.6 million and goodwill of $700.6 million. Upon completion of the merger, Conexant will record a non-recurring charge for the amount of the purchased in-process research and development; the other intangibles will be amortized over an average period of five years. Due to the nature of the non-recurring charge and the rules governing the pro forma financial information, the charge for purchased in-process research and development has been reflected as a reduction of shareholders' equity and is excluded from the unaudited pro forma condensed combined statement of operations. The total consideration for the Maker acquisition has been allocated on a preliminary basis to the tangible and intangible assets and liabilities acquired based on management's best estimates of their fair value, with the excess of cost over the net assets acquired allocated to goodwill as discussed above. This allocation is subject to change, pending receipt of a final valuation of the assets acquired and liabilities assumed.

(3) Pro forma reclassifications are made to conform the Maker presentation to the Conexant presentation.

(4) A deferred tax asset is recorded for the tax benefit which Conexant expects to realize from the net operating loss carryforwards of Maker. A deferred tax liability arises from the difference in the book and tax bases of certain identifiable intangible assets acquired in the merger.

(5) Reflects the conversion of all of the outstanding stock of Maker into approximately 12,651,000 shares of Conexant (based upon the conversion ratio of 0.66 as provided for in the merger agreement) and the elimination of Maker's deficit. In addition, the value of the merger consideration includes the fair value of Conexant stock options which will be granted to replace outstanding Maker stock options, estimated using the Black-Scholes option pricing model.

(6) Reflects retention bonuses earned by officers of Maker in the twelve month period subsequent to the closing of the merger.

(7) Reflects the amortization of identifiable intangible assets and goodwill associated with the merger over an average period of five years.

(8) Reflects the estimated tax effects of the pro forma adjustments, based upon Conexant's estimated incremental tax rate of approximately 38.2%. The pro forma adjustment for the amortization of identifiable intangibles and goodwill are excluded from such computation as Conexant does not expect to realize any tax benefit from these items.

(9) On November 4, 1998, the board of directors of Rockwell approved the distribution to its shareowners of all the outstanding shares of the common stock of its wholly-owned subsidiary, Conexant, by means of a tax-free spin-off. The distribution occurred at the close of business on December 31, 1998. The fiscal 1999 financial statements include the operating results of Conexant while it was part of Rockwell prior to the distribution. Because Conexant was not an independent company during all of its fiscal year ended September 30, 1999, the Conexant historical net income per share represents a pro forma net income per share presented as if the distribution had occurred as of October 1, 1998.

(10) Pro forma net income (loss) reflects the impact of the adjustments above. Pro forma basic and diluted net income (loss) per share is computed using the weighted-average number of shares of common stock outstanding after the issuance of an estimated 12,651,000 shares of Conexant common stock to acquire the outstanding shares of Maker common stock. For the year ended September 30, 1999, pro forma diluted net income (loss) per share does not include the effect of potentially dilutive options or convertible debt securities as such securities are antidilutive.

                                  EXHIBIT INDEX

EXHIBIT
NUMBER     DESCRIPTION
-------    -----------

  23.1     Consent of Arthur Andersen LLP